UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 18, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On January 12, 2005, Stewart & Stevenson Service, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) which became effective on January 13, 2005, with the Lenders party thereto JPMorgan Chase, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner. The Agreement provides, in part, for unsecured revolving loans in an aggregate outstanding principal amount of $100 million.

Item 8.01.  Other Events

On January 14, 2005, Stewart & Stevenson Services, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1.

Item 9.01.               Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1

Credit Agreement dated as of January 12, 2005 among Stewart & Stevenson Services, Inc., the Lenders party thereto JPMorgan Chase, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner.

Exhibit 99.2	Company Press Release dated January 14, 2005, titled “Stewart & Stevenson Announces New $100 Million Senior Unsecured Revolving Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Date: January 18, 2005	By:	/s/ Carl B. King
	Name:	Carl B. King
	Title:	Vice President, Secretary & General Counsel

EXHIBIT INDEX

99.1                           Credit Agreement dated as of January 12, 2005 among Stewart & Stevenson Services, Inc., the Lenders party thereto JPMorgan Chase, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner.

99.2                           Company Press Release dated January 14, 2005, titled “Stewart & Stevenson New $100 Million Senior Unsecured Revolving Credit Facility”